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          Prometheus Income Partners, a California limited partnership
                (Name of Registrant as Specified in Its Charter)

                            Everest Investors 12, LLC
                           Everest Properties II, LLC
                   (Name of Person(s) Filing Proxy Statement)

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

Everest Properties
199 S. Los Robles Ave., Suite 440
Pasadena, CA  91101
Tel: (626) 585-5920
Fax: (626) 585-5929



                                  July 12, 2002


                                                                   Via facsimile



Mr. John J. Murphy
Prometheus Development Company, Inc.
350 Bridge Parkway
Redwood City, CA 94065

         Re:      Prometheus Income Partners (the "Partnership")

Dear Mr. Murphy:

     We are in receipt of your letter to limited partners dated July 3, 2002, filed with the Securities and Exchange Commission on July 5, 2002. We are disturbed by the grossly misleading and untruthful statements contained in your letter.

     First, you contend that you have attempted to contact Aspen Square Management, Inc. ("Aspen") on several occasions without getting a response from Aspen. We are aware that in-fact you have had lengthy conversations with Aspen during which Aspen answered your questions and subsequently provided you with information about Aspen and their ability to effectuate their offer.

     Further, you claim that Aspen's offer price is not clear. We do not know how Aspen could be any clearer than offering $54,500,000 for both properties, which is $1,300,000 above the price offered for the properties under the proposed merger. The $1,600,000 in expense savings under the Aspen offer is also obvious from Aspen's letter and your own explanation of the calculation of the merger consideration on page 65 of your proxy statement. Your letter fails to mention this savings, the resulting increase in proceeds to limited partners, or the fact that you are charging a disposition fee which is not authorized by the partnership agreement.

     Further, you state that Aspen's offer has significant and substantial contingencies. You must know that this statement is misleading. Aspen's offer only requires a 15 day due diligence period, which is an extremely short time given the size of the transaction. Aspen has also specifically stated in its offer that it maintains the liquid funds to proceed with an all cash transaction, without a financing contingency. You also failed to disclose in your letter that your proposed merger has both due diligence and financing contingencies that were more uncertain than Aspen's.

     We are truly puzzled when you tell the limited partners that Everest's own best interest may not be consistent with that of the limited partners. We have brought to the limited partners an unaffiliated and very qualified third party to purchase the properties for a higher price than you are offering and which would result in a higher distribution to the limited partners. We want all limited partners to receive the highest price from a disposition of this investment.

Page 2
Mr. Murphy
7/12/2002

     Also, your comments regarding the manner in which proceeds from a sale to Aspen would be distributed conveniently fail to mention that all of those results are entirely in your control as the general partner of the Partnership. Nothing, other than the general partner's own decision, would delay the immediate distribution of the proceeds of a full-value sale of the properties to an unaffiliated purchaser, such as Aspen. The only interest that is inconsistent with the limited partners' interest is the self-interest of the general partner.

     Finally, your sudden concern for an accelerated closing is unwarranted. The partnership has been in existence for over 14 years; a full value liquidation is worth a short delay (which, by the way, is the fault of the general partner for not openly marketing these properties earlier).

     We expect you to contact Aspen, pursue a sale in good faith and present a transaction to limited partners which is consistent with your fiduciary obligations. We further request that you disclose to limited partners an accurate description of the Aspen offer, which is superior to the offer made under your merger proposal, without any misrepresentations and extend the date of the limited partners' meeting to allow them to review the offer. We believe that it is also appropriate that you send the Aspen offer to Houlihan Lokey and ask them to provide a reasoned opinion regarding which proposal is financially superior for the limited partners.

     It is time to put the interest of the limited partners before yours and be honest with all of us regarding which offer will result in higher distributions to the limited partners.

                                Very truly yours,
                                EVEREST PROPERTIES II, LLC
                                EVEREST INVESTORS 12, LLC



                                /s/ W. Robert Kohorst
                                W. Robert Kohorst
                                President

WRK/:ll

cc: Limited Partners of Prometheus Income Partners

                           Prometheus Income Partners
       PIP General Partner's Merger Proposal vs. Aspen's Acquisition Offer


---------------  ---------------      -------------      -----------------------
Issue             Prometheus          Aspen Offer          Misrepresentations in
                    Merger                                  Prometheus' July 3
                   Proposal                                       Letter
---------------  ---------------      -------------      -----------------------

Purchase         $53,200,000          $54,500,000
price
---------------  ---------------      -------------      -----------------------
Expense          $0                   $1,600,000             Not disclosed
savings
---------------  ---------------      -------------      -----------------------
Per              $1,736               $1,888                 Not disclosed
unit
distributions
---------------  ---------------      -------------      -----------------------
Allocation of    General Partner's    Net income and debt    Not disclosed
net Income and   affiliate will       reductions between
debt reduction   receive the          March 31, 2002 and
between now      partnership's net    the acquisition
and closing      income and mortgage  closing date
                 debt reduction       will go to the limited
                 between              partners.   Based on a
                 March 31, 2001 and   closing date of September
                 the closing date of  30, 2002, and based
                 the transaction.     on the first quarter
                                      operating results,
                                      the limited partners
                                      will receive $1,084,000
                                      in net income and $174,000
                                      in reduced debt.

---------------  ---------------      -------------      -----------------------
Both transactions The obligations      This offer is        The Prometheus'
have similar      of the General       structured as an     letter misrepresents
financing         Partner to complete  all cash transaction the financing
contingencies     the merger are       and Aspen            contingency in the
                  subject to the       maintains the        Aspen offer.
                  condition that       liquid funds
                  the outstanding      to purchase
                  indebtedness         the properties with
                  with respect to the  no financing
                  partnership'         contingencies other
                  properties be        than the possible
                  refinanced on terms  loan assumption.
                  satisfactory to
                  the General
                  Partner in its
                  sole and absolute
                  discretion.
---------------  ---------------      -------------      -----------------------
Due diligence     The Merger           Aspen has asked      Prometheus' letter
and other         proposal             for a 15 business    misleadingly states
conditions        specifically states  day due diligence    that "Aspen's letter
                  that conditions      period (very short   of intent is subject
                  still exist that     for this type of     to significant and
                  can prevent the      transaction).        substantial
                  merger.                                   conditions" without
                                                            mentioning the
                                                            conditions that
                                                            could prevent the
                                                            merger.
---------------  ---------------      --------------     -----------------------
Closing date      The earliest that    The sale of the        The Prometheus
                  the Merger could     properties can         letter
                  close is August      close as early as      misleadingly
                  14, 2002, that is    August 31, 2002,       states "a sale of
                  if the General       which will include     the Partnership's
                  Partner does not     the timeframe to       properties would
                  extend the proxy     obtain limited         take significant
                  period or the        partners' approval     time to complete"
                  date of the          for the transaction.   without mentioning
                  meeting.                                    the similar time
                                                              frame required to
                                                              close both
                                                              transactions.
---------------  ---------------      -------------      -----------------------
Cash available   Fixed at $1736/unit  Cash available          In reference to
at close         with  no upside      for distribution to the the Aspen offer,
                 or downside          limited partners would  Prometheus' letter
                 adjustment           INCREASE due to         states "Cash
                                      increases  in cash      available for
                                      positions as well       distribution would
                                      as reduction of         be reduced by
                                      mortgage debt           these
                                      as a result of          [contingent]
                                      operations between      liabilities:. This
                                      the March 31, 2001      statement is
                                      cutoff date under       obviously not
                                      the merger and the      true.
                                      acquisition's closing
                                      date.
---------------  ---------------      -------------      -----------------------
Payment to       Full cash payment    It is entirely up       The Prometheus'
limited          at the close of      to the General          letter
partners at      the merger           Partner to determine    misleadingly
closing                               what portion of         states that
                                      the sales proceeds to   "it is unlikely
                                      distribute to the       you [the limited
                                      limited partners.        partners] would
                                      While the cash          receive the
                                      available at closing    proposed purchase
                                      will likely be          price in full."
                                      subject to a
                                      reserve provision,
                                      there is no reason
                                      that the limited
                                      partners should
                                      receive anything
                                      less than the full
                                      amount of the
                                      sales proceeds.
                                      Additionally, any
                                      reserves should
                                      earn interest to
                                      the benefit of the
                                      limited partners
                                      until the reserves
                                      are released.
---------------  ---------------      -------------      -----------------------
Everest's        The General          Everest is a limited    Prometheus' letter
Interest         Partner is           partner just like you   states that "We
                 merging the          with the interest of    believe that
                 partnership          getting the highest     Everest is acting
                 with a related       possible distribution   in what it
                 entity which wants   to all the limited      perceives to be
                 to acquire           partners.               its own best
                 properties at the                            interests, which
                 lowest  possible                             may not be
                 price.                                       consistent with
                                                              those of the other
                                                              limited partners."
                                                              Everest interests
                                                              are not only
                                                              consistent but the
                                                              same as other
                                                              limited partners.
---------------  ---------------      -------------      -----------------------
Everest vs.      The General Partner  Everest introduced      Prometheus' letter
The General      has never presented  the properties to       states "Everest
Partner          a competitive offer  Aspen and Aspen         has made no
                 from unaffiliated    submitted an offer      proposal to us
                 companies to the     that is effectively     that would benefit
                 limited partners.    over $2,900,000         the interests of
                 There has been no    higher than the         all the limited
                 true market test     merger offer to an .    partners." Everest
                 of the properties'   entity directly         introduced the
                 value.               affiliated with the     properties to
                                      General Partner.        Aspen and brought
                                                              the higher offer
                                                              to the
                                                              Partnership.
---------------  ---------------      -------------      -----------------------